UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 2, 2008
Date of Report (Date of earliest event reported)
Unica Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51461	04-3174345
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451-1379
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (781) 839-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On January 2, 2008, Unica Corporation (the “Company”) received a Nasdaq Staff Determination letter indicating that the Company is not in compliance with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) due to the fact that it did not timely file its Annual Report on Form 10-K for its fiscal year ended September 30, 2007 (“Form 10-K”) and, as a result, the Company’s securities are subject to delisting from The Nasdaq Global Market.
On January 7, 2008, the Company filed its 2007 Form 10-K. As a result, on January 8, 2008, the Company received a second letter from the Nasdaq staff indicating that the Company was in compliance with Nasdaq Marketplace Rule 4310(c)(14) and no longer subject to delisting from The Nasdaq Global Market.
A copy of the press release announcing the Company’s receipt of the Nasdaq Staff Determination letter is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release issued by Unica Corporation on January 8, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

UNICA CORPORATION
January 8, 2008	By:	/s/ Ralph Goldwasser
Ralph Goldwasser
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Unica Corporation on January 8, 2008.